Exhibit 99.2

Landos Biopharma and LianBio Announce Exclusive

Collaboration and License Agreement to Develop and

Commercialize Omilancor and NX-13 in Greater China and

Select Asian Markets

Blacksburg, Va., & Shanghai, China and Princeton, N.J., May 17, 2021 - Landos Biopharma, Inc (NASDAQ: LABP), a clinical-stage biopharmaceutical company focused on the discovery and development of therapeutics for patients with autoimmune diseases, and LianBio, a biotechnology company dedicated to bringing paradigm-shifting medicines to patients in China and other major Asian markets, today announced an exclusive collaboration and license agreement for the development and commercialization of omilancor and NX-13 in Greater China (mainland China, Hong Kong, Taiwan and Macau) and select Asian markets. Omilancor is a novel, oral, gut-restricted LANCL2 agonist in development for the treatment of ulcerative colitis (UC), Crohn’s disease (CD) and Eosinophilic Esophagitis (EoE). NX-13 is a novel, oral, gut-restricted NLRX1 targeting compound in development for the treatment of UC and CD.

“We are excited to collaborate with LianBio to strategically integrate their clinical and operational expertise in major Asian markets as we expand into global development programs with our innovative autoimmune disease pipeline,” said Josep Bassaganya-Riera, Chairman, President and Chief Executive Officer of Landos. “Our lead product candidates, omilancor and NX-13, are designed to have critical advantages over current therapies, including the capacity to target key and novel pathways specifically linked to immune function. The opportunity to capitalize upon LianBio’s resources in Asian markets will enable us to leverage the full value of our assets globally and bring our potentially more effective and better tolerated first-in-class oral therapeutics to patients with UC and CD in Greater China and select Asian markets.”

Under the terms of the collaboration, LianBio will receive exclusive rights to develop and commercialize omilancor and NX-13 in Greater China, South Korea, Singapore, Thailand, Vietnam, Myanmar, Cambodia, Indonesia, and the Philippines. Landos will receive an upfront cash payment of $18 million and is eligible to receive development and commercial milestone payments of up to $200 million. Landos is also eligible to receive tiered low double-digit royalties based on net sales of omilancor and NX-13 in the licensed territories. LianBio will participate in future global Phase 3 trials of omilancor and NX-13 by enrolling a meaningful number of patients in these studies. LianBio will fund development and commercialization expenses in the collaboration territory, and Landos will continue to fund all development and commercialization expenses in all other geographies.

“We believe Landos’ differentiated approach to the discovery and development of first-in-class oral therapeutics to target novel immunometabolic pathways has the potential to transform the treatment paradigm for CD, UC and other autoimmune diseases,” said Konstantin Poukalov, Managing Director, Perceptive Advisors and Executive Chairman, LianBio. “With inflammatory bowel disease incidence projected to significantly increase throughout Asia over the coming decade, we look forward to partnering with Landos to address the current and future needs of IBD patients.”

About Landos Biopharma

Landos Biopharma is a clinical-stage biopharmaceutical company utilizing its LANCE A.I. platform to discover and develop novel oral therapeutics for patients with autoimmune diseases. LANCE has discovered new mechanisms of action, including the LANCL2, NLRX1 and PLXDC2 immunometabolic pathways. Landos Biopharma has 17 active development programs targeting these novel pathways at the interface of immunity and metabolism. Lead asset omilancor is a novel gut-restricted small molecule drug candidate for the treatment of ulcerative colitis, Crohn’s disease and Eosinophilic Esophagitis that targets the LANCL2 pathway. NX-13 is a novel, gut-restricted small molecule drug candidate for the treatment of inflammatory bowel disease, that targets the NLRX1 pathway. Additional candidates are in development for the treatment of lupus nephritis, rheumatoid arthritis, multiple sclerosis, and diabetes. For more information, please visit www.landosbiopharma.com.

About LianBio

LianBio’s mission is to catalyze the development and accelerate the availability of paradigm-shifting medicines to patients in China and major Asian markets through partnerships that provide access to the best science-driven therapeutic discoveries. LianBio collaborates with world-class partners across a diverse array of therapeutic and geographic areas to build out a pipeline based on disease relevance and the ability to impact patients with transformative mechanisms and precision-based therapeutics. For more information, please visit www.lianbio.com.

About Omilancor (BT-11)

Discovered using Landos proprietary LANCE A.I. platform, omilancor is a novel gut-restricted small molecule investigational drug that targets the Lanthionine Synthetase C-Like 2 (LANCL2) pathway impacting the gastrointestinal tract. LANCL2 plays an important role in the immunoregulatory process. By activating the LANCL2 pathway and modulating the interactions between immunological and metabolic signals in immune cells, omilancor is designed to create a favorable regulatory microenvironment in the gut, decreasing the production of key inflammatory mediators and increasing anti-inflammatory markers in regulatory T cells (Treg) within the site of inflammation. The Company reported initial Phase 2 results of omilancor evaluating patients with ulcerative colitis in 2021 and expects to initiate a Phase 3 trial in the second half of 2021. Additionally, Landos initiated a Phase 2 trial of omilancor in patients with Crohn’s disease in the first half of 2021.

About NX-13

Discovered using Landos proprietary LANCE A.I. platform, NX-13 is a first-in-class, gut-restricted, small molecule therapeutic candidate for the treatment of ulcerative colitis (UC) and Crohn’s disease (CD). NX-13 targets NLRX1, a mitochondria-associated receptor with the ability to modulate immune responses. By activating the NLRX1 pathway, NX-13 increases autophagy and oxidative phosphorylation in immune cells, while decreasing differentiation of effector CD4+ T cells, reactive oxygen species, inflammasome formation and production of inflammatory cytokines. The Company reported positive results from the Phase 1a study of NX-13 in healthy volunteers in Q1 2021 and initiated a Phase 1b study of NX-13 in patients with ulcerative colitis in Q2 2021.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development of the company’s therapeutic candidates, the Company’s anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words “subject to”, “believe”, “anticipate”, “plan”, “expect”, “intend”, “estimate”, “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other similar risks. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Landos

Michael K. Levitan (investors)

Solebury Trout

+1 646-378-2920

mlevitan@soleburytrout.com

Hannah Gendel (media)

Solebury Trout

+1 646-378-2943

hgendel@soleburytrout.com

LianBio

For investor inquiries, please contact:

Elizabeth Anderson, VP Communications and Investor Relations

E: elizabeth.anderson@lianbio.com

T: +1 646 655 8390

For media inquiries, please contact:

Tyler Gagnon, CanaleComm

E: tyler.gagnon@canalecomm.com

T: +1 508 904 9446